Exhibit 31.4

AEROCLEAN TECHNOLOGIES, INC.
CERTIFICATIONS

I, Ryan Tyler, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of AeroClean Technologies, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2022	By:	/s/ Ryan Tyler
Ryan Tyler
Principal Financial Officer